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                                                                     EXHIBIT 5.2
             [LETTERHEAD OF GARTENBERG JAFFE GELFAND & STEIN LLP]

September 29, 1997

Christopher R. Pook
President and Chief Executive Officer
Grand Prix Association of
  Long Beach, Inc.
3000 Pacific Avenue
Long Beach, CA 90806

     Re: Form S-3 Registration Statement

Dear Mr. Pook:

This opinion is furnished to Grand Prix Association of Long Beach, Inc. (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC") registering 250,000 shares of the common stock, no par value (the "Shares") of the Company.

In our capacity as counsel to the Company, we have participated in the preparation of the Registration Statement. In so acting, we have examined copies of agreements, exhibits to the Registration Statement, corporate documents and records of the Company, representations of officers and representatives of the Company and others and such other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have relied upon the aforesaid writings with respect to the accuracy of material factual matters stated therein without independent investigation.

Based upon the foregoing, in our opinion the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

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Christopher R. Pook
September 29, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 to be filed by the Company with the SEC under the Securities Act of 1933, as amended, and we further consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part thereof.

The opinion expressed in this letter is solely for the Company's benefit and may not be relied upon by any other person or used in any manner or for any purpose except as specifically provided for in this opinion.

                                Very truly yours,

                                GARTENBERG JAFFE GELFAND & STEIN, LLP

                                By: /s/ Edward S. Gelfand
                                    ---------------------
                                      Edward S. Gelfand

ESG:emc
cc:  Val deMartino, Esq.